As filed with the Securities and Exchange Commission on January 4, 2018

Registration No. 333-221406

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PAVMED INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-1214177
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Grand Central Place 60 E. 42nd Street Suite 4600 New York, New York (212) 949-4319	Lishan Aklog, M.D. Chairman of the Board and Chief Executive Officer PAVmed Inc. One Grand Central Place 60 E. 42nd Street Suite 4600 New York, New York (212) 949-4319
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
David Alan Miller, Esq.
Jeffrey M. Gallant, Esq.
Graubard Miller
405 Lexington Avenue, 11th Floor
New York, New York 10174
Telephone: (212) 818-8800
Fax: (212) 818-8881

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. [  ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit		Proposed maximum aggregate offering price	Amount of registration fee(6)
Common stock, par value $0.001 per share(1)	2,659,720	(2)	$4.36	(3)	$11,596,379	$1,443.75
Common stock, par value $0.001 per share(4)	150,934	(2)	$4.36	(3)	$658,072	$81.93
Common stock, par value $0.001 per share(5)	150,934	(2)	$4.36	(3)	$658,072	$81.93
Total						$1,607.61

(1)	Represents shares of our common stock underlying our outstanding Series S Warrants.

(2)	In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be adjusted to cover the additional shares of common stock pursuant to Rule 416 under the Securities Act of 1933, as amended.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low prices of the common stock, as reported by the Nasdaq Capital Market on November 2, 2017, in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended.

(4)	Represents the resale of shares of common stock underlying warrants issued prior to our initial public offering to the extent the warrants are exercised by the current holders of such warrants.

(5)	Represents the issuance of shares of common stock underlying the warrants described in footnote 4 above solely to the extent the warrants are transferred in a public sale prior to exercise.

(6)	Of the aggregate filing fee, $1,592.41 has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated January 4, 2018

Preliminary Prospectus

PAVMED INC.

2,810,654 SHARES OF COMMON STOCK (For Resale)
150,934 SHARES OF COMMON STOCK (For Issuance)

This prospectus covers up to 2,810,654 shares of our common stock that may be offered for resale or otherwise disposed of by the selling stockholders set forth under the caption “Selling Stockholders” beginning on page 6 of this prospectus, including their pledgees, assignees or successors-in-interest. The shares offered for resale include 1,473,640 shares issuable, and 1,186,080 shares that have been issued, upon the exercise of Series S Warrants (as defined in this prospectus) previously issued by us in a private placement and 150,934 shares issuable upon the exercise of Series W Warrants (as defined in this prospectus) issued by us in private placements that occurred prior to our initial public offering. The shares issuable upon exercise of the Series W Warrants are offered for resale solely to the extent such warrants are exercised by the selling stockholders prior to their transfer in a public sale. To the extent the selling stockholders transfer the Series W Warrants in a public sale prior to exercising them, this prospectus also covers the issuance of an aggregate of 150,934 shares of our common stock to subsequent holders of the Series W Warrants upon their subsequent exercise.

We will not receive any proceeds from the sale or other disposition of the shares by the selling stockholders. We will, however, receive up to $25,376 if the remaining Series S Warrants are exercised for cash (inclusive of $10,640 of such exercise cash proceeds received as of the date hereof) and up to $754,670 if the Series W Warrants are exercised for cash. We will use any such proceeds for working capital.

Our common stock is listed for trading on the NASDAQ Capital Market under the symbol “PAVM.” On January 3 , 201 8 , the last reported sale price of our common stock was $2.51 .

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on Page 5 in this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2018

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 (the “Registration Statement”) we have filed with the Securities and Exchange Commission (the “SEC”). It is important for you to read and consider all of the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement before making any decision whether to invest in our common stock. This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document, as described in “Where You Can Find More Information” beginning on page 10 in this prospectus. You should also read and consider the additional information contained in the documents that we have incorporated into this prospectus by reference.

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to give or provide any information different from the information that is contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement and, if given, such information must not be relied upon as having been made or authorized by us. The information contained in this prospectus is accurate only as of the date on the front of this prospectus and information appearing in any applicable prospectus supplement is accurate only as of the date of the applicable prospectus supplement. Additionally, any information we have incorporated by reference in this prospectus or any applicable prospectus supplement is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus or any accompanying prospectus supplement does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to the “Company” and to “we,” “us,” and “our” mean PAVmed Inc.

PROSPECTUS SUMMARY

Company Summary

We are a highly-differentiated multi-product medical device company organized to conceive, develop and commercialize a diversified pipeline of innovative products we believe address unmet clinical needs and possess attractive market opportunities. Our goal is to enhance and accelerate value creation by employing a business model focused on capital and time efficiency. We intend to continuously explore promising ideas and opportunities that fulfill our project selection criteria without limiting ourselves to any target specialty or condition. Our current pipeline includes the following six projects, all of which are the subject of filed patent applications. One of these projects, NextFlo, also has two issued patents and one, DisappEAR is based on a family of patents and patent applications licensed from a group of academic centers. These projects are all in the development phase and have not yet received regulatory approval.

●	PortIO: A novel long-term implantable intraosseous vascular access device with no indwelling intravascular component.

●	CarpX:A minimally invasive device to treat carpal tunnel syndrome.

●	NextCath: Self-anchoring catheters which do not require suturing, traditional anchoring techniques or costly add-on catheter securement devices.

●	DisappEAR: Antibiotic-eluting resorbable ear tubes, developed from a proprietary aqueous silk technology.

●	NextFlo: Highly accurate disposable infusion pumps using stored potential energy and variable flow resistors.

●	Caldus: Completely disposable tissue ablation devices which can also be used for renal denervation to treat hypertension.

In addition to these six projects, we have developed a conceptual framework for additional projects. As is the case with all of our products, these early development projects cover a wide range of clinical conditions and procedures, including sleep apnea, extracorporeal membrane oxygenation (ECMO), laparoscopic hernia repair, cardiac surgery, interventional cardiology and endotracheal intubation.

We were incorporated on June 26, 2014 in the State of Delaware under the name PAXmed Inc. In April 2015, we changed our name to PAVmed Inc. In January 2016, the registration statement on Form S-1 (File No. 333-203569) for our initial public offering (the “IPO”), was declared effective by the SEC. On April 28, 2016, we consummated our initial public offering of 1,060,000 units, each unit consisting of one share of common stock and one warrant. The units were sold at an offering price of $5.00 per unit, generating gross proceeds of $5.3 million, and net cash proceeds of $4.2 million, after deducting cash selling agent discounts and commissions and offering expenses. Each warrant issued in our IPO entitles the holder to purchase one share of common stock at $5.00 per share until January 29, 2022, or earlier upon redemption.

Our business address is One Grand Central Place, 60 E 42ND Street, Suite 4600, New York, New York 10165, and our telephone number is (212) 949-4319. Our corporate website is www.pavmed.com. The information contained on, or that can be assessed through, our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus or in deciding whether to purchase our securities.

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Background of the Offering

Series S Warrants

On June 30, 2017, we entered into a Note and Securities Purchase Agreement (the “NSPA”) with Scopia Holdings, LLC (“Scopia”). Effective July 3, 2017, we consummated the sale of securities pursuant to the NSPA, upon:

●	the issuance by us of a 15.0% senior secured promissory note with a principal amount of $5,000,000 (the “Promissory Note”) to Scopia;

●	the issuance by us of an aggregate of 2,660,000 Series S warrants to purchase shares of our common stock to Scopia and its designees (the “Series S Warrants”); and

●	the delivery by Scopia to us of $4.8 million in cash, representing the principal amount of the Promissory Note net of Scopia’s costs.

The NSPA contains certain affirmative covenants and negative covenants of ours, including restrictions on our ability to incur any additional indebtedness or liens or declaring or paying any dividends (subject to certain exceptions provided for in the NSPA) while any amount under the Promissory Note remains outstanding. Pursuant to the NSPA, for so long as Scopia holds at least 50% of the aggregate principal balance of all Promissory Notes outstanding, Scopia shall have the ability to nominate (and remove) one member to our Board of Directors; provided that our Board of Directors shall have the right to reject any such nominee if it determines in good faith that such nominee is not reasonably acceptable to it.

The Promissory Note bears interest at the rate of 15.0% per annum and is payable semiannually in arrears on the 30th day of June and December of each calendar year commencing on December 30, 2017. Pursuant to the Promissory Note, the Company may elect, in its sole discretion, to pay up to 50.0% of the interest due on the Note on any payment date by increasing the outstanding principal balance of the Promissory Note by the amount of such unpaid interest on such payment date. The aggregate principal balance of the Promissory Note, together with interest, is due on June 30, 2019. However, the Promissory Note may be prepaid without interest or penalty, and the holder of the Promissory Note may require us to redeem the outstanding principal amount of the Promissory Note (in whole or in part), together with any accrued interest thereon, under certain conditions.

The Series S Warrants have an exercise price of $0.01 per share, subject to adjustment. The Series S Warrants may also be exercised, in whole or in part, on a cashless basis. The Series S Warrants are exercisable at any time until June 30, 2032, and any outstanding Series S Warrants on such date shall be automatically exercised via cashless exercise. As of the date hereof, 1,064,000 of the Series S Warrants have been exercised for cash and 122,360 of the Series S Warrants have been exercised on a cashless basis.

We are registering the resale of the shares of common stock underlying the Series S Warrants pursuant to the terms of the NSPA.

Series W Warrants

In several private placements prior to our IPO, we issued warrants to our initial stockholders. As described above, we then sold 1,060,000 units in our IPO, each unit consisting of one share of common stock and one warrant to purchase one share of common stock. Immediately prior to the IPO, 9,560,295 warrants were outstanding, including the 150,934 warrants held by the selling stockholders. Upon consummation of the IPO, the previously outstanding warrants automatically converted into warrants identical to the warrants issued in the IPO. We refer to the warrants issued in private placements prior to our IPO and the warrants issued in our IPO, collectively, as the “Series W Warrants.”

The Series W Warrants have an exercise price of $5.00 per share, subject to adjustment. The Series W Warrants became exercisable on October 28, 2016 and expire on January 29, 2022.

Under the terms of the warrant agreement governing the Series W Warrants, we have agreed to use our commercially reasonable best efforts to have an effective and current registration statement covering the shares underlying the warrants in place once the warrants become exercisable, and to use our best efforts to cause the same to continue to be effective until the expiration of the warrants in accordance with their terms. Accordingly, the Registration Statement covers the resale of an aggregate of 150,934 shares of common stock underlying the Series W Warrants currently held by the selling stockholders to the extent such warrants are exercised by the selling stockholders prior to their transfer in a public sale. To the extent the selling stockholders transfer the Series W Warrants in a public sale prior to exercising them, the Registration Statement also covers the issuance of an aggregate of 150,934 shares of our common stock to subsequent holders of the Series W Warrants upon their subsequent exercise. Of the shares underlying the other Series W Warrants issued in private placements prior to our IPO, 1,062,031 shares were registered pursuant to our registration statement declared effective on February 3, 2017 (file no. 333-214288) and the remaining shares have not been registered as of the date hereof .

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The Offering

Common stock to be offered by the selling stockholders	2,810,654 shares

Common stock to be offered by us	150,934 shares

Use of proceeds

All the shares sold under this prospectus will be sold or otherwise disposed of for the account of the selling stockholders, or their pledgees, assignees or successors-in-interest. We will not receive any of the proceeds from the sale or other disposition of the shares by the selling stockholders. We will, however, receive up to $25,376 if the Series S Warrants are exercised for cash (including $10,640 that have been received from cash exercises as of the date hereof) and $754,670 if the Series W Warrants are exercised for cash. We will use any such proceeds for working capital. See “Use of Proceeds” beginning on page 6 of this prospectus.

Nasdaq Capital Market symbol	PAVM

Risk Factors	See “Risk Factors” beginning on page 5 of this prospectus and the other information included in or incorporated by reference into this prospectus for a discussion of the factors you should consider before making an investment decision.

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RISK FACTORS

Any investment in our shares involves a high degree of risk. Potential investors are urged to read and consider the risks and uncertainties relating to an investment in our company set forth below and those set forth in or incorporated by reference into this prospectus, including those set forth in our most recent annual report on Form 10-K and those set forth in our quarterly reports on Form 10-Q for the fiscal quarters commencing after the end of the fiscal year covered by such annual report. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Only a limited market exists for our common stock which could lead to price volatility.

Our common stock trades on the Nasdaq Capital Market. However, trading volumes for our common stock have been low since our IPO. The limited trading market for our common stock may cause fluctuations in the market value of our common stock to be exaggerated, leading to price volatility in excess of that which would occur in a more active trading market for our common stock.

Sales of substantial amounts of our common stock by the selling stockholders, or the perception that these sales could occur, could adversely affect the price of our common stock.

The sale by the selling stockholders of a significant number of shares of common stock could have a material adverse effect on the market price of our common stock. In addition, the perception in the public markets that the selling stockholders may sell all or a portion of their shares as a result of the registration of such shares pursuant to the Registration Statement could also in and of itself have a material adverse effect on the market price of our common stock.

The exercise of the Series S Warrants or the Series W Warrants will dilute our equity, and there may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

The exercise price of the Series S Warrants is $0.01 per share and the exercise price of the Series W Warrants is $5.00 per share. Accordingly, the exercise of the Series S Warrants and Series W Warrants by the selling stockholders likely will dilute our other equity holders. In addition, we may issue additional shares of common stock and/or other securities that are convertible into or exchangeable for, or that represent the right to receive, shares of common stock. The market price of our shares could decline as a result of sales of our common stock or such other securities, or the perception that such sales could occur.

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NOTE ON FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and in the documents incorporated by reference in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus may include, for example, statements about our:

●	limited operating history;

●	ability to generate revenue;

●	ability of our products to achieve regulatory approval and market acceptance;

●	success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	expectation that our existing capital resources will be sufficient to enable us to successfully meet the capital requirements for all of our current and future products;

●	potential ability to obtain additional financing when and if needed;

●	ability to sustain status as a going concern;

●	ability to protect our intellectual property rights;

●	ability to complete strategic acquisitions;

●	ability to manage growth and integrate acquired operations;

●	potential liquidity and trading of our securities;

●	regulatory or operational risks;

●	estimates regarding expenses, future revenue, capital requirements and needs for additional financing; or

●	expectations regarding the time during which we will be an Emerging Growth Company under the JOBS Act.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors incorporated by reference or described in “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

All the shares sold under this prospectus will be sold or otherwise disposed of for the account of the selling stockholders, or their pledgees, assignees or successors-in-interest. We will not receive any of the proceeds from the sale or other disposition of the shares by the selling stockholders. We will, however, receive up to $25,376 if the Series S Warrants are exercised for cash (including $10,640 that have been received from cash exercises as of the date hereof) and up to $ 754,670 if the Series W Warrants are exercised for cash. We will use any such proceeds for working capital.

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SELLING STOCKHOLDERS

The selling stockholders, or their pledgees, assignees or successors-in-interest, are offering for resale, from time to time, up to an aggregate of 1,473,640 shares of our common stock issuable, and 1,186,080 shares that have been issued, upon exercise of the Series S Warrants and up to an aggregate of 150,934 shares of our common stock issuable upon exercise of the Series W Warrants. Because the Series S Warrants permit “cashless” exercise, the number of shares that ultimately will be issuable upon any exercise thereof may be less than the number of shares being offered by this prospectus.

This table below has been prepared based solely on information supplied to us by the selling stockholders, or included in statements on Schedule 13D or 13G or other public documents filed by the selling stockholders with the SEC, and assumes the sale of all the shares offered hereby. The selling stockholders may sell all, some or none of their shares in this offering. The selling stockholders identified in the table below may have sold, transferred or otherwise disposed of some or all their shares since the date of this prospectus in transactions exempt from, or not subject to the registration requirements of, the Securities Act. See “Plan of Distribution.”

Information concerning the selling stockholders may change from time to time and, if necessary and required, we will amend or supplement this prospectus accordingly.

	Beneficial Ownership		Shares	Beneficial Ownership
	Before Offering (1)		Offered	After Offering(1)
Selling Stockholder(2)	Shares	Percent	Hereby	Shares	Percent
Matthew Sirovich(3)	696,751	4.8%	1,207,640	557,452	3.5%
Jeremy Mindich(4)	532,000	3.7%	532,000	–	0.0%
David Broser(4)	532,000	3.7%	532,000	–	0.0%
The Boomer Fund, L.P.(3)	139,299	*	266,000	–	0.0%
Richard & Carol Hochman(5)	39,808	*	39,900	–	0.0%
2003 Hochman Family LLC(5)(6)	26,539	*	26,600	–	0.0%
Hochman Family Partnership(5)(7)	26,539	*	26,600	–	0.0%
Carol Hochman(5)	13,270	*	13,300	–	0.0%
Nathaniel Hochman(5)	7,962	*	7,980	–	0.0%
Jason Hochman(5)	7,962	*	7,980	–	0.0%
Richard X. Seet	55,745	*	55,745	–	0.0%
Lawrence M. Levinson(8)	55,745	*	13,936	41,809	*
Stewart and Sons LLC(9)	60,002	*	10,501	49,501	*
Ella Damiano (10)	40,002	*	7,001	33,001	*
Michael Damiano (10)	40,002	*	7,001	33,001	*
Amy Newmark(11)	40,002	*	7,001	33,001	*
Rosemary Rouhana(11)	40,002	*	7,001	33,001	*
Timothy Rouhana(11)	40,002	*	7,001	33,001	*
William J. Rouhana Jr.(11)	40,002	*	7,001	33,001	*
Robert M. Greenspan(12)	27,872	*	6,968	20,904	*
Neil Kaufman(13)	22,872	*	6,968	15,904	*
Lauren Smith(14)	24,616	*	4,308	20,308	*
Londonderry Capital LLC(1 5 )	18,462	*	3,231	15,231	*
Lawrence Howard(16)	15,386	*	2,693	12,693	*
Mark J. Wishner(16)	15,386	*	2,693	12,693	*
Alan Salzbank(17)	6,154	*	1,077	5,077	*
Sheryl Massella (18)	4,616	*	808	3,808	*

*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and generally includes shares over which the selling stockholder has voting or dispositive power, including any shares the selling stockholder has the right to acquire within 60 days of November 30, 2017. Except as set forth below, each selling stockholder’s beneficial ownership of common stock consists entirely of shares issuable upon exercise of Series S Warrants or Series W Warrants. The percentages of ownership before the offering are calculated based on 14,551,234 shares of common stock outstanding as of December 31 , 2017. The percentages of ownership after the offering assume the exercise of all 1,473,640 remaining Series S Warrants and of all 150,934 Series W Warrants of which the underlying shares are offered hereby, and the sale by each selling stockholder of all the shares offered hereby.

(2)	The information in the table is based on information supplied to us by the selling stockholders. Other than as described in the footnotes below, none of the selling stockholders has, within the past three years, had any position, office or other material relationship with us or any of our predecessors or affiliates other than as a holder of our securities. None of the selling stockholders are broker-dealers or affiliates of a broker-dealer.

(3)	The Boomer Fund, L.P. is controlled by Matthew Sirovich, as general partner. Accordingly, Mr. Sirovich may be deemed to beneficially own the shares of common stock and warrants held by such entity. The shares of common stock beneficially owned by Mr. Sirovich and by The Boomer Fund, L.P., as applicable, exclude 1,100,959 shares of common stock issuable upon the exercise of 1,207,640 Series S Warrants held by Mr. Sirovich and 266,000 Series S Warrants held by The Boomer Fund L.P., which warrants are not currently exercisable, due to the fact that such Series S Warrants may not be exercised to the extent Mr. Sirovich would beneficially own greater than 4.75% of our outstanding common stock immediately following such exercise. The shares of common stock beneficially owned by Mr. Sirovich and by The Boomer Fund, L.P., as applicable, include (i) 557,452 shares of common stock held directly by Mr. Sirovich and (ii) 106,681 shares of common stock issuable upon the exercise of 1,207,640 Series S Warrants held by Mr. Sirovich and 266,000 Series S Warrants held by The Boomer Fund L.P., which are currently exercisable.

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(4)	The shares of common stock beneficially owned by each of Mr. Mindich and Mr. Broser include 532,000 shares issued upon their respective cash exercise of Series S Warrants previously held by each of them individually.

(5)	The shares of common stock beneficially owned by Richard & Carol Hochman, the 2003 Hochman Family LLC, the Hochman Family Partnership, Carol Hochman, Nathaniel Hochman and Jason Hochman include 39,808, 26,539, 26,539, 13,270, 7,962 and 7,962 shares, respectively, issued upon cashless exercise of the Series S Warrants previously held by them.

(6)	The 2003 Hochman Family LLC is controlled by Richard Hochman, as a member. Accordingly, Mr. Hochman may be deemed to beneficially own the shares of common stock held by such entity.

(7)	The Hochman Family Partnership is controlled by Richard Hochman, as general partner. Accordingly, Mr. Hochman may be deemed to beneficially own the shares of common stock held by such entity.

(8)	The shares of common stock beneficially owned by Mr. Levinson include (i) 41,809 shares of common stock and (ii) 13,936 shares of common stock issuable upon the exercise of Series W Warrants offered hereby.

(9)	The shares of common stock beneficially owned by Stewart and Sons LLC include (i) 30,001 shares of common stock and (ii) 30,001 shares of common stock issuable upon exercise of Series W Warrants (including 10,501 shares offered hereby). Stewart and Sons LLC is controlled by Stewart Richer. Accordingly, Mr. Richer may be deemed to beneficially own the shares of common stock held by such entity.

(10)	The shares of common stock beneficially owned by each of Ms. Damiano and Mr. Damiano, include (i) 20,001 shares of common stock and (ii) 20,001 shares of common stock issuable upon exercise of Series W Warrants (including 7,001 shares offered hereby).

(11)	The shares of common stock beneficially owned by each of Ms. Newmark, Ms. Rouhana, Mr. Timothy Rouhana and Mr. William J. Rouhana Jr. include (i) 20,001 shares of common stock and (ii) 20,001 shares of common stock issuable upon exercise of Series W Warrants (including 7,001 shares offered hereby).

(12)	The shares of common stock beneficially owned by Mr. Greenspan include (i) 20,904 shares of common stock and (ii) 6,968 shares of common stock issuable upon the exercise of Series W Warrants offered hereby.

(13)

The shares of common stock beneficially owned by Mr. Kaufman include (i) 15,904 shares of common stock and (ii) 6,968 shares of common stock issuable upon the exercise of Series W Warrants offered hereby.

(14)	The shares of common stock beneficially owned by Ms. Smith include (i) 12,308 shares of common stock and (ii) 12,308 shares of common stock issuable upon the exercise of Series W Warrants (including 4,308 shares offered hereby).

(15)	The shares of common stock beneficially owned by Londonderry Capital LLC include (i) 9,231 shares of common stock and (ii) 6,000 shares of common stock issuable upon the exercise of Series W Warrants (including 3,231 shares offered hereby). Londonderry Capital LLC is controlled by Scott Seaton. Accordingly, Mr. Seaton may be deemed to beneficially own the shares of common stock held by such entity.

(16)	The shares of common stock beneficially owned by each of Mr. Howard and Mr. Wishner include (i) 7,693 shares of common stock and (ii) 7,693 shares of common stock issuable upon the exercise of Series W Warrants (including 2,693 shares offered hereby).

(17)	The shares of common stock beneficially owned by Mr. Salzbank include (i) 3,077 shares of common stock and (ii) 3,077 shares of common stock issuable upon the exercise of Series W Warrants (including 1,077 shares offered hereby).

(18)	The shares of common stock beneficially owned by Ms. Massella include (i) 2,308 shares of common stock and (ii) 2,308 shares of common stock issuable upon the exercise of Series W Warrants (including 808 shares offered hereby).

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon exercise of the Series S Warrants and Series W Warrants to permit the resale of those shares from time to time after the date of this prospectus by the selling stockholders. The term “selling stockholders,” as used herein, includes any pledgee, assignee or successor-in-interest to any selling shareholder listed herein selling shares of common stock underlying the Series S Warrants or Series W Warrants or interests in such shares received after the date of this prospectus from a selling stockholder as a pledge, gift, partnership distribution or other transfer.

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares or interests in such shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be offered by the selling stockholders at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of the shares or interests therein:

●	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	in the over the counter market;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution or other future transaction exchange-related transaction in accordance with the rules of the applicable exchange or exchange-related transaction;

●	privately negotiated transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

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The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the pledged shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares in other circumstances, in which case the pledgees, assignees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus; provided, however, that prior to any such transfer the following information (or such other information as may be required by the federal securities laws from time to time) with respect to each such selling beneficial owner must be added to the prospectus by way of a prospectus supplement or post-effective amendment, as appropriate: (1) the name of the beneficial owner; (2) any material relationship the beneficial owner has had within the past three years with us or any of our predecessors or affiliates; (3) the amount of shares owned by the beneficial owner before the offering; (4) the amount to be offered for the beneficial owner’s account; and (5) the amount and (if one percent or more) the percentage of shares to be owned by the beneficial owner after the offering is complete.

In connection with the sale of our shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholders may also sell shares short and deliver these shares to close out their short positions, or loan or pledge shares to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the shares offered by them will be the purchase price of the shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares to be made directly or through agents. We will not receive any of the proceeds from the sale of shares offered by this prospectus. We will, however, receive up to $25,376 if the Series S Warrants are exercised for cash (inclusive of $10,640 of such exercise proceeds received as of the date hereof) and up to $754,670 if the Series W Warrants are exercised for cash.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement.

The maximum amount of compensation to be received by any FINRA member or independent broker-dealer for the sale of any shares registered under this prospectus will not be greater than 8.0% of the gross proceeds from the sale of such shares.

In order to comply with the securities laws of some states, if applicable, the shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, the shares may not be sold unless they have been registered or qualified for sale under the applicable state securities laws, or an exemption from registration or qualification requirements is available and is complied with, or registration or qualification is otherwise not required.

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We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Pursuant to the terms of the Series W Warrants, the shares of common stock to be issued upon exercise of the Series W Warrants will be distributed only to those warrant holders who surrender the Series W Warrants or the certificates representing the Series W Warrants and, unless exercised on a cashless basis, provide payment of the exercise price, all in accordance with the warrant agreement governing such warrants. The warrant agreement is included as an exhibit to the Registration Statement.

LEGAL MATTERS

The legality of the common stock offered by this prospectus has been passed upon by Graubard Miller, New York, New York. Graubard Miller and its partners own warrants to purchase shares of our common stock, which represent, in the aggregate, beneficial ownership of less than 1% of our common stock.

EXPERTS

The consolidated financial statements of PAVmed Inc. and Subsidiary as of and for the years ended December 31, 2016 and 2015, which are incorporated in this prospectus by reference to the Annual Report on Form 10-K, as amended, for the year ended December 31, 2016, have been so incorporated in reliance on the report of Citrin Cooperman & Company, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the Registration Statement and prior to effectiveness of the Registration Statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of the Registration Statement and prior to the sale of all of the shares offered hereby:

●	our annual report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 16, 2017 as amended by Amendment No. 1 to our annual report on Form 10-K/A filed on April 10, 2017;

●	our quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2017 filed with the SEC on May 22, 2017, for the fiscal quarter ended June 30, 2017 filed with the SEC on August 11, 2017, and for the fiscal quarter ended September 30, 2017 filed with the SEC on November 14, 2017;

●	our current reports on Form 8-K filed with the SEC on February 1, 2017, February 23, 2017, March 13, 2017, March 22, 2017, April 4, 2017, April 11, 2017, July 6, 2017, August 8, 2017, October 3, 2017, October 6, 2017 and October 10, 2016;

●	our proxy statement on Schedule 14A filed with the SEC on August 30, 2017; and

●	our registration statement on Form 8-A filed on January 28, 2016, registering our common stock under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC will automatically update and supersede the information contained in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to PAVmed Inc., One Grand Central Place, Suite 4600, New York, New York 10165, telephone number (212) 949-4319.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the sale of the shares being registered hereby, all of which will be borne by us, are as follows:

SEC registration fee	$1,607.61
Legal fees and expenses	$15,000.00
Accounting fees and expenses	$8,500.00
Printing	$500.00
Miscellaneous	$1,000.00
Total	$26,607.61

Item 15. Indemnification of Directors and Officers.

PAVmed’s certificate of incorporation and by-laws provide that all directors and officers shall be entitled to be indemnified by such company to the fullest extent permitted by law. The certificate of incorporation provides that PAVmed may indemnify to the fullest extent permitted by law all employees. PAVmed’s by-laws provide that, if authorized by the Board of Directors, it may indemnify any other person whom it has the power to indemnify under section 145 of the Delaware General Company Law. Section 145 of the Delaware General Company Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

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(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eight of PAVmed’s certificate of incorporation provides:

“The Company, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized hereby.”

Item 16. Exhibits

A list of the exhibits required by Item 601 of Regulation S-K to be filed as part of this registration statement is set forth in the Exhibit Index on page II-8.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in New York, New York on January 4, 2018 .

PAVMED INC.

By:	/s/ Lishan Aklog, M.D.
Name:	Lishan Aklog, M.D.
Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ Lishan Aklog, M.D.	Chief Executive Officer and Chairman of	January 4, 2018
	Lishan Aklog, M.D.	the Board (Principal Executive Officer)

By:	/s/ Dennis M. McGrath	Chief Financial Officer (Principal Financial	January 4, 2018
	Dennis M. McGrath	Officer and Principal Accounting Officer)

By:	*	Vice Chairman and Director	January 4, 2018
Michael J. Glennon

By:		Senior Advisor and Director	January 4, 2018
Ira Scott Greenspan

By:	*	Director	January 4, 2018
James L. Cox, M.D.

By:		Director	January 4, 2018
Joshua R. Lamstein

By:	*	Director	January 4, 2018
Ronal M. Sparks

By:	*	Director	January 4, 2018
David Weild IV

By:	*	Director	January 4, 2018
David S. Battleman, M.D.

* By:	/s/ Dennis M. McGrath
Dennis M. McGrath, as attorney-in-fact

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-1/A filed on September 29, 2015).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 of the Registration Statement on Form S-1/A filed on September 29, 2015).

4.3	Form of Warrant Agreement between the PAVmed Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 of the Registration Statement on Form S-1/A filed on September 29, 2015).

5.1	Opinion of Graubard Miller (filed herewith)

10.1	Form of Series S Warrant (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed on July 6, 2017)

23.1	Consent of Citrin Cooperman & Company, LLP (filed herewith).

23.2	Consent of Graubard Miller (included in its opinion filed as Exhibit 5.1).

24	Power of Attorney (set forth on signature page).

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